UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IEC Electronics Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: ___________________________________________________________

(2)	Form, Schedule or Registration Statement No. ____________________________________________

(3)	Filing party: _________________________________________________________________________

(4)	Date filed: ___________________________________________________________________________

AMENDED PROXY STATEMENT
FOR OUR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 1, 2012

EXPLANATORY NOTE:  This Amended Proxy Statement of IEC Electronics Corp. (the “Company”) amends typographical errors and clarifies certain information contained in the definitive proxy statement originally filed with the Securities and Exchange Commission on December 22, 2011 (the “Proxy Statement”).  Except for the matters set forth below, the Proxy Statement has not been amended, updated or otherwise modified.  We are filing the entire Proxy Statement, as amended to correct the typographical errors and include the clarifying information, (the “Amended Proxy Statement”) for your convenience.

If you have already submitted a proxy card or voted, your vote remains valid and you do not need to vote again in connection with this amendment.  If you wish to change your vote, you may follow the procedure in Can I change my vote after submitting my proxy? found on page 4 of the Proxy Statement.

The following typographical errors are corrected in the attached Amended Proxy Statement:

(a)           In the section Who can vote at the annual meeting? on page 1 of the Proxy Statement, the reference to 10,838,533 shares of common stock outstanding and entitled to vote has been changed to 9,823,075 shares of common stock outstanding and entitled to vote.  Treasury shares, which do not vote, were erroneously included in the number originally reported in the Proxy Statement.

(b)           In the table included in SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT on page 5 of the Proxy Statement, the Percent of Shares Beneficially Owned by each executive officer and director named in the table, and all executive officers and directors as a group, has been corrected.  The percentages originally reported in the Proxy Statement were based upon the erroneous number of shares of common stock outstanding discussed in paragraph (a) above.  Footnote 1 to the table has also been revised to reference the correct number of shares.

(c)           In the table included in Annual Cash Incentive Awards on page 20 of the Proxy Statement, the reference to “Revenue (in millions)” has been corrected to read, “Revenue (in thousands)”.

(d)           In the table included in “Long-Term Equity Incentive Awards” on page 21 of the Proxy Statement, the reference to “Net Income Before Tax (in millions)” has been corrected to read, “Net Income Before Tax”.

The following clarifying information has been added in the attached Amended Proxy Statement:

(e)           In the last paragraph of Base Salary Compensation on page 20 of the Proxy Statement, a sentence has been added, “Base salary increases in Fiscal 2011 were based upon Fiscal 2010 performance and became effective January 1, 2011 for Messrs. Doody and Schlarbaum, and November 1, 2010 for Mr. Gilbert.”

(f)           In the third paragraph of Annual Cash Incentive Awards on page 20 of the Proxy Statement, two sentences have been added, “In determining eligibility for cash incentive awards based upon Fiscal 2011 performance, the Compensation Committee disregarded the effects of the Southern California Braiding, Inc. (“SCB”) acquisition that was concluded in December, 2010.  The cash incentive award actually paid to W. Barry Gilbert, Chairman and CEO, also included $281,250 earned under the Stock Performance Incentive payment provisions of his Employment Agreement for the listing of IEC shares on the NYSE Amex and achievement of certain share price thresholds thereafter.”

A new fourth paragraph has been added to Annual Cash Incentive Awards on page 21 of the Proxy Statement:

“Additionally, for Fiscal 2011 named executive officers were eligible for cash bonuses under an incentive compensation plan related to revenue and net income before taxes and incentives of SCB (“SCB Incentive”).  The following table sets forth the Fiscal 2011 performance targets and payout amounts (as a percentage of targeted bonus) for the named executive officers, at the threshold, targeted and maximum performance levels for the SCB Incentive:

		Entry Threshold		Target		Maximum
Component	Weight	Goal	Payout	Goal	Payout	Goal	Payout
Revenue (thousands)	70%	$14,000	7%	$16,000	70%	$18,000	140%
NIBT & Incentive (thousands)	30%	$2,890	3%	$3,630	30%	$4,660	60%
Total Potential	100%		10%		100%		200%

The threshold award level for the SCB Incentive must be exceeded before there can be any payout.  50% of any earned incentive is paid 15 days after receipt of the audited financial statements provided the named executive officer is employed at that time, and the remaining 50% is paid only if SCB maintains a n$18 million threshold level of sales and a $4 million threshold level of net income before taxes and incentives for Fiscal 2012.  Because the thresholds for the SCB Incentive were not met in Fiscal 2011, there will be no payout to the named executive officers under the SCB Incentive.”

(h)           In the fourth paragraph of Long-Term Equity Incentive Awards on page 21 of the Proxy Statement, a sentence has been added, “The Compensation Committee has determined that $1.1 million of income recorded in Fiscal 2011 associated with estimated contingent consideration held in escrow related to the SCB acquisition, that may be returned to IEC, will not be included in determining whether the Net Income Before Tax threshold and targets are met.”

(i)           In Deferred Compensation on page 22 of the Proxy Statement, the last sentence has been modified to read, “Amounts deferred by Mr. Gilbert are included in the Summary Compensation Table but were deducted from the Company’s cash salary payments to him and deferred by him pursuant to the Deferred Compensation Plan.”

IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NEW YORK 14513
(315) 331-7742

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
February 1, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of IEC Electronics Corp.  The meeting will be held on Wednesday, February 1, 2012 at 9:00 a.m. (local time) at our offices, 105 Norton Street, Newark, New York, for the following purposes:

1.	To elect six (6) directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of EFP Rotenberg, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2012.

3.	To approve and adopt the IEC Electronics Corp. 2011 Employee Stock Purchase Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is December 8, 2011.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.  Our transfer books will not be closed.

By Order of the Board of Directors

Martin S. Weingarten,
Corporate Secretary
DATED:	December 16, 2011
Newark, New York

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  Your vote is important, no matter how many shares you owned on the record date. A return envelope is enclosed for your convenience and needs no postage if mailed in the United States.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 1, 2012.

Our proxy statement and Annual Report to Stockholders, which are enclosed with this mailing, are also available at https://materials.proxyvote.com/44949L.

IEC ELECTRONICS CORP.
105 NORTON STREET
NEWARK, NEW YORK 14513
(315) 331-7742

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and the enclosed proxy card because the board of directors of IEC Electronics Corp. (“IEC”, the “Company”, “we”, “our”, “us”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders and any adjournment or postponement thereof. We invite you to attend the annual meeting and request that you vote on the proposals described in this proxy statement.  The meeting will be held on Wednesday, February 1, 2012 at 9:00 a.m. (local time) at our office, 105 Norton Street, Newark, New York.  However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

We are mailing this proxy statement, the accompanying proxy card, and our Annual Report to Stockholders for the fiscal year ending September 30, 2011 (“Fiscal 2011”) on or about December 16, 2011 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on December 8, 2011, the record date for the meeting, will be entitled to vote at the annual meeting.  On December 8, 2011, there were 9,823,075 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 8, 2011, your shares of IEC common stock were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 8, 2011, your shares of IEC common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote: (1) the election of six directors to serve until the 2013 Annual Meeting of Stockholders, (2) the ratification of the selection of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012, and (3) the approval and adoption of our 2011 Employee Stock Purchase Plan.  Our board of directors does not intend to bring any other matters before the meeting and is not aware of anyone else who will submit any other matters to be voted on.  However, if any other matters properly come before the meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 8, 2011, the record date for the annual meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote are present at the meeting.  Your shares are counted as present at the meeting if:

•           You are present and vote in person at the meeting; or
•           You have properly submitted a proxy card.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•           To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•           To vote using the proxy card, simply complete, date and sign the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must vote your shares in the manner prescribed by your broker or other nominee.  Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the board of directors in Proposal 1.  You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposals 2 (ratification of the selection of our independent public accounting firm), and 3 (approval of our 2011 Employee Stock Purchase Plan).

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum.  Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal, except, however, an abstention has no effect on the election of directors, which will be determined by a plurality of the votes cast.

Under the rules of The New York Stock Exchange (“NYSE”), if you hold your shares in street name and do not provide voting instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items.  In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”.  Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question.  A broker will have discretionary authority to vote on Proposal 2 relating to the ratification of the selection of our independent accounting firm, but will not have discretionary authority to vote on any other matter.  As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm), but not with respect to Proposal 1 (the election of directors) or Proposal 3 (the approval and adoption of our 2011 Employee Stock Purchase Plan).  We encourage you to provide instructions to your broker to vote your shares for the director nominees.

An inspector of election appointed by the Company will tabulate votes at the annual meeting.

How many votes are needed to approve each Proposal?

•	Proposal 1 - Election of directors:

The outcome will be determined by a plurality of the votes cast.

This means that, with respect to Proposal 1, the six director nominees with the most affirmative votes will be elected.  Withheld votes, abstentions and broker non-votes will have no effect.

•	Proposal 2 – Ratification of the selection of EFP Rotenberg, LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2012;

and

Proposal 3 – Approval and adoption of our 2011 Employee Stock Purchase Plan:

Approval for each of Proposals 2 and 3 is by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.  Abstentions are counted and have the effect of a vote against the proposal, because abstentions are deemed to be present and entitled to vote but are not counted toward the affirmative vote required to approve such proposal.  Broker non-votes will not be considered as present and entitled to vote on the proposal.  Therefore, under applicable Delaware law, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

What if I return a proxy card but do not make specific choices?  What are the recommendations of our board of directors?

If you return a signed and dated proxy card without marking any voting selections, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.  The board’s recommendation is set forth together with the description of each proposal in this proxy statement.  In summary, the board recommends a vote:

•	for election of the nominated slate of directors (see Proposal 1);

•	for ratification of EFP Rotenberg, LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2012 (see Proposal 2); and

•	for approval and adoption of our 2011 Employee Stock Purchase Plan (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, NY 14513.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four (4) business days of the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

IEC will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication.  We will not pay our directors, officers and employees any additional compensation for soliciting proxies.  In addition, we have retained the firm of InvestorCom, Inc., a professional solicitation firm, to assist us in the distribution and solicitation of proxies, for a fee of $4,500, plus expenses.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our board of directors submits to stockholders its nominees for election as directors.  In addition, the board of directors may submit other matters to the stockholders for action at the annual meeting.

Our stockholders also may submit proposals for inclusion in the proxy material.  These proposals must meet the stockholder eligibility and other requirements of the SEC.  To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by August 18, 2012 to our Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In addition, our by-laws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not less than 90 days prior to the date of the meeting.  The notice must set forth your name, address and number of shares of stock you hold, a representation that you intend to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest you have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement.  We have received no such notice for the 2012 annual meeting.  For the 2013 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513, no later than November 1, 2012.

Our by-laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of such intent to our Corporate Secretary.  The notice must be delivered not less than 90 days before the date of a meeting of stockholders.  The notice must set forth your name and address and number of shares of stock you own, the name and address of the person to be nominated, a representation that you intend to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee.  In addition, the notice must include the consent of the nominee to serve as a director if elected.  We have received no such notice for the 2012 annual meeting.  For the 2013 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 105 Norton Street, Newark, New York 14513 no later than November 1, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of IEC’s common stock beneficially owned as of December 8, 2011 by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group.  The information as to each person has been furnished by such person, and, except as noted, each person named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned, and none of such shares have been pledged as security.

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned (1)
Directors
W. Barry Gilbert*	421,131	(2)	4.29%

Eben S. Moulton	335,965	(3)	3.42%

James C. Rowe	259,820	(4)	2.65%

Carl E. Sassano	51,059	(3)	.52%

Amy L. Tait	56,741	(3)	.58%

Jerold L. Zimmerman	116,895	(5)	1.19%

Executive Officers
Donald S. Doody	202, 000	(6)	2.06%

Jeffrey T. Schlarbaum	324,500	(7)	3.30%

All directors and executive officers as a group (9 persons)	1,798,111		18.30%

*	Mr. Gilbert is also an executive officer.

(1)	The number and percentage of shares beneficially owned are based on 9,823,075 shares outstanding and entitled to vote on December 8, 2011, adjusted as required by rules promulgated by the SEC.

(2)	Includes 125,782 shares held by Mr. Gilbert’s wife, and 50,902 restricted shares.

(3)	Includes 4,160 restricted shares.

(4)
Includes 127,281 shares held by Mr. Rowe’s 401(k) plan, 31,440 shares held by a general partnership in which Mr. Rowe is a general partner and may be deemed a beneficial owner, and 4,160 restricted shares.

(5)	Includes 45,000 shares owned by Mr. Zimmerman’s wife, and 4,160 restricted shares.

(6)	Includes 202,000 shares held by a trust for which Mr. Doody and his wife are co-trustees of which 30,000 are restricted shares.

(7)	Includes 17,000 shares held by Mr. Schlarbaum’s wife in her 401(k) plan, and 42,500 restricted shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our common stock and our other equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

SEC regulations require the Company to identify each person who filed a required report late during the most recent fiscal year.  Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2011, we believe that, during Fiscal 2011, all of our directors and executive officers complied with the reporting requirements of Section 16(a).

(PROPOSAL 1)
ELECTION OF DIRECTORS

The number of directors is established by the board and is currently fixed at seven.  At this annual meeting, six persons will be nominated as directors.  All the nominees for director were elected at the last annual meeting.

Following the annual meeting, there will remain one vacancy on the board.  The board intends to consider potential candidates to fill the vacancy and, accordingly, has not taken any action to reduce the size of the board.

It is intended that the accompanying proxy will be voted in favor of the six persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy.  All nominees have consented to serve if elected.  We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board to fill any such vacancy.

For the election of directors, only proxies and ballots marked “FOR all nominees”, “WITHHELD for all nominees” or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect.  Abstentions will have no effect on the vote for the election of directors.  Directors are elected by a plurality of the votes cast.  This means that the six nominees identified below will be elected if they receive more affirmative votes than any other nominees.

The term of office of each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS THE NOMINEES LISTED BELOW.

Nominees for Election as Directors

The following table sets forth each director nominee and includes such person’s name, age, the year he or she first became a director and whether he or she has been determined to be an “independent director”, as that term is defined in Section 803A of the NYSE Amex Company Guide.  Biographies of the director nominees follow the table.  Unless otherwise indicated, all directors have been employed in their current positions for at least five years.

Name	Age	Year First Elected Director	Term to Expire	Independent

W. Barry Gilbert	65	1993	2012	No
Eben S. Moulton	65	1992	2012	Yes
James C. Rowe	63	2000	2012	Yes
Carl E. Sassano	61	2006	2012	Yes
Amy L. Tait	53	2009	2012	Yes
Jerold L. Zimmerman	64	2006	2012	Yes

The following paragraphs provide additional information as of the date of this proxy statement about each nominee.  The information presented includes information each director has given us about all positions they hold, their principal occupation and business experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years.  In addition, information is presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that such nominee should serve as a director.  We also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards.  In addition, each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our board.

W. Barry Gilbert has served as our chief executive officer since January 2004 and served as acting chief executive officer from June 2002 until that time.  He has been a director of the Company since February 1993 and chairman of the board since February 2001.  He is also an adjunct faculty member at the William E. Simon Graduate School of Business Administration at the University of Rochester.  From 1991 until 1999, he was president of the Thermal Management Group of Bowthorpe Plc. (now known as Spirent Plc) of Crawley, West Sussex, England.  Prior to that time he was corporate vice president and president, Analytical Products Division of Milton Roy Company, a manufacturer of analytical instrumentation.  Mr. Gilbert has served on a number of advisory boards for privately-held companies.  Mr. Gilbert received his B.S. degree in Accounting from Ohio State University and an M.B.A. degree from the University of Rochester.  As our chairman of the board and chief executive officer, Mr. Gilbert provides our board with invaluable institutional knowledge of the operations of our Company, its markets, its customers and the industry in which it operates.  He became our acting chief executive officer in June 2002 during a particularly challenging period for the Company.  His extensive leadership, financial and management skills and his strategic initiatives contributed to the financial turnaround and growth the Company has experienced during his tenure as chief executive officer.  Mr. Gilbert’s service with us, as well as his prior service as a senior executive officer of other public companies, provides him extensive knowledge of complex, strategic, operational, management, regulatory, financial, human resources and governance issues faced by a public company.  This experience brings to our board important knowledge, expertise and insight related to strategic planning, business development, sales and marketing, corporate finance, mergers and acquisitions, human resources and investor relations.

Eben S. Moulton a director since November 1992, has served as managing partner of Seacoast Capital Corporation, Danvers, Massachusetts, a private investment firm, since its inception in 1994 and served as president of Signal Capital Corporation, Danvers, Massachusetts, a financial services corporation, from 1988 until 1994.  Mr. Moulton is a general partner of Seacoast Capital Corporation and a director of Unitil Corporation, Hampton, New Hampshire, a utility company.  He is also a director of several privately-held companies and a trustee of Colorado College, Colorado Springs, Colorado.  Mr. Moulton received his undergraduate degree from Colorado College, his Ph.D degree from Vanderbilt University and his M.B.A. degree in Finance from Columbia University.  As a result of these and other professional experiences, as well as his educational background, Mr. Moulton possesses particular knowledge and expertise in banking and financial services, mergers and acquisitions, capital raising, strategic planning and capital markets, and has demonstrated significant leadership skills as a managing partner in, or president of, various investment banking firms.  With more than 19 years of service on our board and its committees, Mr. Moulton also brings to our board significant institutional knowledge and perspective.

James C. Rowe a director since January 7, 2000, has served as president of Rowe & Company LLC, Milwaukee, Wisconsin, a merchant banking firm, since April 1994.  From April 1972 through March 1994, Mr. Rowe was a director and vice president of Lubar & Co., Incorporated, Milwaukee, Wisconsin, a merchant banking firm.  Mr. Rowe is an advisory director of The PrivateBank-Milwaukee, Milwaukee, Wisconsin  and also is a director of several privately held companies.  Mr. Rowe received his Bachelor of Business Administration degree from the University of Wisconsin.  As President of Rowe & Company, and as a Director and Vice President of Lubar & Co., Mr. Rowe has had more than 39 years of experience investing in, and acquiring businesses in, diverse industries and providing leadership, expertise and experience to the management of those companies in several key business and investment areas, including developing and executing strategic plans, structuring sound capitalization, financing growth, identifying, negotiating and financing acquisitions, building shareholder value and corporate governance.  His experience in overseeing and assessing the performance of companies with respect to the preparation, auditing and evaluation of financial statements and with companies that have complex financial and accounting functions are beneficial to our board and audit committee.

Carl E. Sassano a director since November 2006, has served as chairman of the board of Transcat, Inc. since October 2003 and as a director of that company since October 2000.  From March 2002 until April 2007, Mr. Sassano was chief executive officer of Transcat, Inc. and from March 2002 until May 2006, Mr. Sassano was also president of Transcat, Inc., a distributor of calibrators and test and measurement instruments, and a provider of calibration and repair services located in Rochester, New York.  Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000 and held several other marketing and sales, strategic planning and general management positions with that company commencing in 1973.  Mr. Sassano is a trustee of Rochester Institute of Technology and a member of the Trustee Council of the Rochester-based broadcaster WXXI.  He is also a director of several privately-held companies.  Mr. Sassano received a B.A. Degree from Eisenhower College and a Masters of Business Administration Degree from the William E. Simon Graduate School of Business Administration at the University of Rochester.  Mr. Sassano’s many years of experience as chairman of the board and chief executive officer of a public company and as president and chief operating officer of another public company provide him with broad understanding and extensive knowledge of the operational, financial, strategic, management, risk management and SEC reporting issues facing a public company and, together with his significant leadership skills and decision-making abilities, provide the board and its committees with valuable insight and strong leadership.

Amy L. Tait a director since August 2009, currently serves as Chief Executive Officer and as a director of Broadstone Real Estate, LLC, which she co-founded in 2006.  She is also a principal in Broadstone Ventures, LLC, Broadstone Net Lease, Inc. and Broadstone Asset Management, LLC, all private commercial real estate management investment companies headquartered in Rochester, New York.  Mrs. Tait has served as a director of Home Properties, Inc., a public real estate investment trust, since its inception in 1993.  From 1983 until 2001, Mrs. Tait also held several positions with Home Properties and its predecessor, including Senior and Executive Vice President and Chief Operating Officer.  She founded Tait Realty Advisors, LLC in 2001.  Mrs. Tait currently serves on the M&T Bank Rochester Regional Advisory Board, the Simon School Executive Advisory Committee, and the Allendale Columbia School Board of Trustees.  Mrs. Tait is a graduate of Princeton University and holds a Masters of Business Administration Degree from the William E. Simon Graduate School of Business Administration at the University of Rochester.  Mrs. Tait’s experience in all aspects of the real estate industry, her corporate financial background and her experience in advising and serving on the boards of other public and private companies provide the board and its committees with a unique perspective of the financial and business environment in which the Company operates.

Jerold L. Zimmerman has served as a director since January 2006.  Dr. Zimmerman is the Ronald L. Bittner Professor of Business Administration at the William E. Simon Graduate School of Business Administration at the University of Rochester, where he has taught finance, accounting and economics since 1974.  He has published numerous books and papers, and is a founding editor of the Journal of Accounting and Economics.  Dr. Zimmerman was a director of CPAC, Inc., Leicester, New York, from 2000 until the firm went private in 2007.  Dr. Zimmerman received his B.S. Degree in Finance from the University of Colorado and a Ph.D. in Accounting from the University of California, Berkeley.  He has been teaching financial and managerial accounting to M.B.A., MACC, Ph.D. and DBA students for over 36 years, and has done extensive research and consulting in the areas of financial disclosures, executive compensation, corporate governance and cost accounting, and has served as an expert witness in a variety of legal actions involving, among other things, fraudulent financial disclosures.  Dr. Zimmerman brings to the board and its committees his considerable analytical skills and expertise in accounting, corporate finance, executive compensation, corporate governance and strategic planning.

Corporate Governance and Board Matters

Corporate Governance Guidelines

Our business, property and affairs are managed under the direction of our board of directors.  The board is committed to sound and effective corporate governance practices and, accordingly, has adopted Corporate Governance Guidelines that provide a system of best practices with respect to board function and communication.  Our Corporate Governance Guidelines address matters including board composition, director responsibilities, director independence, selection of board nominees, board membership criteria, mandatory retirement, meeting participation, executive sessions of our independent directors, evaluation of the performance of the chief executive officer, committees, succession planning, orientation and continuing education.

Director Independence

The listing requirements of the NYSE Amex require that a majority of the members of a listed company’s board of directors be independent.  The rules provide that no director will qualify as “independent” unless the board affirmatively determines that the director has no relationship with the Company or any of its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Based upon the NYSE Amex rules and applicable SEC rules and regulations, our board has determined that each of our directors is an independent director, other than Mr. Gilbert, who serves as our chief executive officer.

Board Leadership Structure

Our board is responsible for the selection of the chairman of the board and the chief executive officer.  Our board does not require the separation of the offices of chairman of the board and the chief executive officer, and currently the positions of chairman and chief executive officer are held by the same person.  The board believes that this is the most appropriate and suitable leadership structure for the Company at the present time because Mr. Gilbert, our chief executive officer, is the director most familiar with our business and industry and their challenges and is, therefore, best able to identify the strategic priorities to be discussed by the board.  Mr. Gilbert is the direct link between senior management and the board, and provides critical insight and perception to the board, as well as feedback to senior management through his thorough understanding of the issues at hand.

The board acknowledges, however, that independent board leadership is important and believes that the current structure provides independent board leadership and oversight while also benefiting from having Mr. Gilbert as chairman of the board.  Five of our six current directors qualify as independent directors, and each of the audit, compensation and nominating and governance committees is comprised solely of independent directors.  Our independent directors meet in an executive session, without the presence of Mr. Gilbert, or any other member of management, at the conclusion of each board meeting.  In addition, our independent directors have the ability to participate in the agenda setting process and have direct access to management.  While the Board has not formally designated a lead director, generally either the chairman of the compensation committee or the chairman of the nominating and governance committee presides at these executive sessions.

Board Meetings and Attendance

During Fiscal 2011, our board held four in-person regular meetings and acted three times by unanimous written consent.  In addition, the directors considered Company matters and had frequent communication with the chairman of the board and others apart from the formal meetings.

During Fiscal 2011, each incumbent director attended at least 75% of the meetings of the board and of those committees upon which such director served.

Director Attendance at Annual Meetings

We typically schedule a board of directors meeting in conjunction with our annual meeting of stockholders and all directors are expected to attend the annual meeting.  Each of our incumbent directors attended the 2011 Annual Meeting of Stockholders.

Board Committees

Our board has established four standing committees to assist in the discharge of its responsibilities:  the audit committee, the compensation committee, the nominating and governance committee, and the executive committee.  The following table indicates the committee(s) on which each director serves, and the identity of the chair of each such committee:

Committee Membership

Director	Audit	Compensation	Nominating and Governance	Executive
W. Barry Gilbert	-	-	-	Chair
Eben S. Moulton	-	X	Chair	X
James C. Rowe	Chair	-	X	X
Carl E. Sassano	-	Chair	X	-
Amy L. Tait	X	-	-	-
Jerold L. Zimmerman	X	X	-	-

Each committee acts pursuant to a written charter adopted by the board.  The charter of each of the audit, compensation and nominating and governance committees complies with the NYSE Amex corporate governance requirements.  There are no NYSE Amex requirements with respect to the charter of the executive committee.  The committees regularly report their activities and actions to the full board at the next board meeting.

The audit committee oversees our corporate accounting and financial reporting processes. It is responsible for the appointment, dismissal, compensation and oversight of our independent auditors, including the engagement of our auditors for the next fiscal year, the review with the independent auditors and approval of the plan of the auditing engagement, the review with the independent auditors of the results of their audit, the review of the scope and results of the evaluation of our procedures for internal auditing, the inquiry as to the adequacy of our internal accounting controls and our disclosure controls and procedures, the approval of audit and non-audit services to be provided to us by the independent auditors, and overseeing compliance matters for us.  The audit committee reviews with management and the independent auditors our annual report on Form 10-K and the interim financial statements prior to the filing of our quarterly reports on Form 10-Q.  The audit committee also monitors compliance with our Code of Business Conduct and Ethics, our conflict of interest policy, our policy concerning trading in our securities and our related person transactions policy.  In Fiscal 2011, the audit committee, whose current members are Mr. Rowe (Chairman), Mrs. Tait and Dr. Zimmerman, held four meetings.  The board of directors in its business judgment has determined that each member of the audit committee is “independent” as defined in Section 803A of the NYSE Amex LLC Company Guide and, in addition, meets the more stringent independence standards set forth in SEC Rule 10A-3 and the independence and financial literacy standards set forth in  Section 803B of the NYSE Amex LLC Company Guide.  The board of directors has further determined that Mr. Rowe qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.  For the audit committee’s report relating to Fiscal 2011, see “Audit Committee Report.”  The audit committee’s charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

The compensation committee oversees the development and administration of our executive compensation plans, reviews and approves the compensation for all executives other than the chief executive officer, reviews and recommends to the board the compensation of the chief executive officer, reviews and approves performance goals and objectives with respect to incentive plans for all executives, oversees the evaluation of the chief executive officer, reviews and recommends to the board the terms of any employment, severance, change in control, termination or retirement arrangements for all executives, and reviews and recommends to the board the compensation paid to directors.  In Fiscal 2011, the compensation committee held four meetings and acted by unanimous written consent four times.  The current members of the compensation committee are Mr. Sassano (Chairman), Mr. Moulton and Dr. Zimmerman, each of whom has been determined by the board to be “independent” as defined in Section 803A of the NYSE Amex LLC Company Guide.  The compensation committee’s charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.  For more information on executive officer and director compensation and the role of the compensation committee, see “Compensation of Named Executive Officers and Directors.”

The nominating and governance committee identifies and recommends to the board individuals to serve as directors and as nominees for election as directors of the Company and develops, recommends and reviews corporate governance principles applicable to the Company.  In Fiscal 2011, the nominating and governance committee met one time and acted by unanimous written consent one time.  The current members of the committee are Messrs. Moulton (Chairman), Rowe and Sassano, each of whom has been determined by the board to be “independent” as defined in Section 803A of the NYSE Amex LLC Company Guide.  The nominating and governance committee charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

The executive committee exercises the powers of the board in the interval between regular meetings of the full board and reviews strategic planning matters.  The executive committee did not hold any formal meetings during Fiscal 2011.  The current members of the committee are Messrs. Gilbert (Chairman), Moulton and Rowe, each of whom, except for Mr. Gilbert, is “independent” as defined in Section 803A of the NYSE Amex LLC Company Guide.  The executive committee charter, which sets forth more specifically the duties and responsibilities of the committee, is available on our website at www.iec-electronics.com.

Nominating Process

The process followed by the nominating and governance committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.  The nominating and governance committee will consider director candidates recommended by stockholders.  Nominations of persons for election to our board may be made at a meeting of stockholders only (i) by or at the direction of the board; or (ii) by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled “Questions and Answers About This Proxy Material and Voting – When are stockholder proposals due for next year’s annual meeting?”.  In addition, stockholders who wish to recommend a prospective nominee for the nominating and governance committee’s consideration should submit the candidate’s name and qualifications to Corporate Secretary, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

In evaluating the suitability of candidates to serve on the board of directors, including stockholder nominees, the nominating and governance committee seeks candidates who are independent pursuant to the NYSE Amex independence standards and meet certain selection criteria established by the committee.  The specific criteria required for the selection of each board member will be determined from time to time within the context of the current member composition of the board of directors and the evolving needs of the Company based on business strategy and current senior management competencies.  The committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success.  This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of the Company during Fiscal 2011; (2) was formerly an officer of the Company; or (3) had any relationship requiring disclosure in this proxy statement pursuant to SEC rules.

In addition, during Fiscal 2011 none of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

Risk Oversight

The board of directors is responsible for overseeing risks that could affect our Company and management’s processes for managing risk.  This oversight is conducted primarily through the board’s committees.  Our audit committee focuses on risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters and compliance with legal and regulatory matters.  Our nominating and governance committee focuses on the management of risks associated with board membership and structure, as well as corporate governance.  Our compensation committee focuses on the management of risks arising from our compensation policies and programs.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general oversight of risk.  This responsibility is satisfied through reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as through reports from members of our senior management team responsible for oversight of material risk to the Company.

In addition, the full board focuses on the strategic, financial and execution risks associated with the annual operating plan, major litigation, acquisitions and senior management  succession planning.

As part of its risk oversight responsibilities, our board of directors and its committees review the processes that senior management uses to manage our risk exposure.  In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Stock Ownership Guidelines

The board believes that it is important for directors to maintain an equity position in IEC to further align their interests with those of our stockholders and to demonstrate their commitment to the long term success of the Company.  Our board established stock ownership guidelines for the directors that became effective on October 1, 2009.  The guidelines require that the directors own, at a minimum, that number of shares of common stock with a value equal to three times the director’s annual board retainer ($24,000, for Fiscal 2011) within three years from the later of October 1, 2009 or the date the director was elected to the board.  At October 1, 2009, the stock ownership requirement was 14,063 shares.  Unexercised stock options (whether or not vested) do not count toward a director’s ownership for purposes of these guidelines.  Currently, all the directors are in compliance with these guidelines.

Code of Ethics

We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers (including our chief executive officer, chief financial officer and other executive officers) and employees.  It is a statement of the Company’s high standards for ethical behavior, legal compliance and financial disclosure.  We also maintain a whistleblower policy, which encourages the Company’s employees to report illegal activities and business conduct that would damage the Company’s good name, business interests and its relationships with stockholders, suppliers, residents and the community at large.  The Code of Business Conduct and Ethics and the Whistleblower Policy are distributed to all employees of the Company who in turn acknowledge, in writing, receipt of this information.

Availability of Corporate Governance Documents

We make available to the public various corporate governance information on our website (www.iec-electronics.com) under “Investor Information – Corporate Governance”.  Information on our website includes our Code of Business Conduct and Ethics, Corporate Governance Guidelines, the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Governance Committee Charter, the Executive Committee Charter, our Related Person Transactions Policy, and our Whistleblower Policy.  Information regarding any amendments to, or waiver from, the Code of Business Conduct and Ethics will also be posted on our website.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the board of directors or the relevant board member by addressing communications to:

[Name of director(s) or Board of Directors]
IEC Electronics Corp.
c/o Corporate Secretary
105 Norton Street
Newark, New York  14513

All stockholder correspondence will be compiled by our Corporate Secretary and forwarded as appropriate.

(PROPOSAL 2)
RATIFICATION OF THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

The audit committee has selected the accounting firm of EFP Rotenberg, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.  EFP Rotenberg, LLP (and its predecessor, Rotenberg & Co., LLP) has served as the Company’s independent registered public accounting firm since May 2002 and is considered by the audit committee, the board and management of the Company to be well qualified.  The stockholders are being asked to ratify the audit committee’s appointment of EFP Rotenberg, LLP.  Stockholder ratification of the selection of EFP Rotenberg, LLP is not required by our by-laws or otherwise.  However, the board is submitting the selection of our independent registered accounting firm to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain EFP Rotenberg, LLP.  Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  A representative of EFP Rotenberg, LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees paid to EFP Rotenberg, LLP

The following table shows the fees that were billed by EFP Rotenberg, LLP for professional services rendered in Fiscal 2011 and the fiscal year ending September 30, 2010 (“Fiscal 2010”).

Description of Fees	Fiscal 2011	Fiscal 2010
Audit Fees (1)	$125,900	$186,595
Audit-Related Fees (2)	4,334	3,480
Tax Fees (3)	16,450	7,500
All Other Fees (4)	8,100	11,230
TOTAL EFP Rotenberg, LLP Fees	$154,784	$208,805

(1)           Audit fees primarily represent amounts billed for the audit of our annual consolidated financial statements for the respective fiscal years and the reviews of financial statements included in our Form 10-Q quarterly reports for each such fiscal year.  In Fiscal 2011, audit fees included the audit of our annual consolidated financial statements ($125,900); in Fiscal 2010, audit fees included the audit of our annual consolidated financial statements ($97,700), audit services related to our acquisition of General Technology Corporation ($76,959) and audit services related to our acquisition of Celmet Corporation ($11,936).

(2)           Audit-related fees represent consultations concerning financial accounting and reporting standards, as well as internal control.

(3)           Tax fees consist of professional services rendered by EFP Rotenberg, LLP primarily in connection with our tax compliance activities and the preparation of federal and state income tax returns.

(4)           All other fees in Fiscal 2011 and Fiscal 2010 are for audit services related to our 401(k) plan.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our audit committee charter and pre-approval policies established by the audit committee require that the audit committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm.  The audit committee pre-approved all services performed by, and all fees to be paid to, EFP Rotenberg, LLP in Fiscal 2011 and Fiscal 2010.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of the services described above was compatible with maintaining the independence of EFP Rotenberg, LLP and determined that it was compatible with the firm’s independence.  For each of Fiscal 2011 and Fiscal 2010, EFP Rotenberg, LLP provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is needed to ratify the appointment of EFP Rotenberg, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.  Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of EFP Rotenberg, LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm.

THE AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EFP ROTENBERG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

AUDIT COMMITTEE REPORT1

Membership and Role of Audit Committee

The audit committee of our board is responsible for providing independent, objective oversight and review of our accounting functions, internal controls and financial reporting process.  Currently, the audit committee is comprised of Mr. Rowe, Mrs. Tait and Dr. Zimmerman.  The audit committee operates pursuant to a written charter adopted by the board of directors which was amended and restated in February 2009 and may be found on our public website www.iec-electronics.com under the heading of “Investor Information” and subheading of “Corporate Governance.” We believe that each of the members of the audit committee is independent as defined by NYSE Amex rules and applicable SEC rules and regulations.

Management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  Our independent accountants are responsible for performing an independent audit of those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes on behalf of the board.  The members of the audit committee are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditors.

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our Annual Report on Form 10-K for Fiscal 2011 with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

1  The material in this audit committee report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, discussed with the independent auditors the auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit.  The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the audit committee recommended to our board of directors (and our board has approved) that our audited financial statements for the fiscal year ended September 30, 2011 be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC.

The audit committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the fiscal year ending September 30, 2012 for ratification by stockholders at the Company’s annual meeting.

Audit Committee:

James C. Rowe, Chairman
Amy L. Tait
Jerold L. Zimmerman

(PROPOSAL 3)
APPROVAL AND ADOPTION OF THE IEC ELECTRONICS CORP. 2011 EMPLOYEE STOCK PURCHASE PLAN

General

On August 23, 2011, the board of directors unanimously approved, and is submitting for stockholder approval, the IEC Electronics Corp. 2011 Employee Stock Purchase Plan (the “2011 ESPP”).  Our 2001 Employee Stock Purchase Plan (the “Prior Plan”) expired September 30, 2011, and no further shares will be purchased under the Prior Plan.

Set forth below is a summary of the 2011 ESPP, which is qualified in its entirety by the specific language of the 2011 ESPP, a copy of which is attached to this proxy statement as Appendix A.  Capitalized terms not defined herein shall have the same meanings ascribed to such terms in the 2011 ESPP.

Description of the ESPP

The purpose of the ESPP is to provide employees with an opportunity to acquire a proprietary interest in the economic interest of the Company and thereby to have an additional incentive to promote the Company’s interest and to remain in its employ.

Shares Available

The 2011 ESPP permits the Company to offer up to 150,000 shares of common stock.  The shares may be authorized and unissued shares, treasury shares or shares available for issuance under Section 6.9 of the Company’s 2010 Omnibus Incentive Compensation Plan.  The number of shares available for issuance under the 2011 ESPP is subject to adjustment in the event of certain changes to our capital structure involving our common stock.  The maximum number of shares of common stock that may be purchased by all participants in any purchase period may not exceed 25,000 shares.

Eligibility and Participation

All employees of the Company or its designated subsidiaries who have been employed for a period of time established by the Committee, not to exceed 90 days, are eligible to participate in the 2011 ESPP.  However, an employee may not be granted an option to participate in the 2011 ESPP if: (1) immediately after the grant, the employee would own stock or options possessing 5% or more of the total combined voting power or value of the Company’s stock, or (2) the employee’s rights to buy stock under the 2011 ESPP or any other employee stock purchase plans of the Company and its subsidiaries would exceed $25,000 in fair market value of the Company’s common stock for each calendar year in which the option is outstanding.  Eligible employees become participants in the 2011 ESPP by completing a subscription agreement authorizing payroll deductions under the 2011 ESPP.

Plan Administration

The 2011 ESPP is administered by the Compensation Committee of the board of directors.  The Committee may delegate all or part of its responsibilities or powers to one or more employees or officers as it considers appropriate.  Subject to the provisions of the 2011 ESPP, the Committee has the full authority to construe and interpret the 2011 ESPP, to adopt rules and regulations for administering the 2011 ESPP, and to make all other determinations deemed necessary or advisable for administering the 2011 ESPP.  The Committee’s determination on all such matters will be final and conclusive.

The costs and expenses incurred in administering the 2011 ESPP and maintaining participant accounts will be paid by the Company.

Operation of the 2011 ESPP

The Company grants options on October 1 and April 1 of each year.  Each purchase period lasts for six months.  The Committee may change the timing and duration of purchase periods without stockholder approval upon prior notice as provided in the 2011 ESPP.

Payment for shares of common stock purchased under the 2011 ESPP will be made by authorized payroll deductions from a participant’s compensation, credited to an account maintained by the Company for each participant.  An eligible employee who elects to participate in the 2011 ESPP designates a stated whole percentage (e.g. 1%, 2% etc.) of his or her compensation to be deducted from his or her payroll.  Compensation generally means a participant’s regular base pay (including commissions, overtime pay and shift premiums, but excluding incentive compensation, incentive payments, bonuses and other similar compensation), as determined as of each pay day.  The maximum amount of payroll deductions may not exceed the greater of (1) a specified percentage designated by the Committee (initially 10%, but subject to change by the Committee) and (2) $22,500 for each calendar year.  Participants may, upon written notice to the Company, change their payroll deduction rates applicable to future purchase periods, but may not change the rate applicable to the current purchase period.

Each eligible employee who has elected to participate in the 2011 ESPP is entitled on the purchase termination date (the last trading day of the purchase period) to purchase shares of Common Stock at an option price equal to 90% of the fair market value of the Company’s common stock on the last trading day of the purchase period, subject to adjustment by the board of directors (but not below 85% of such fair market value).

On the purchase commencement date for each purchase period, a participant is granted an option to purchase such number of shares as is determined by dividing the amount of the participant’s payroll deductions which had accumulated on the purchase termination date by the applicable purchase price.  Unless a participant withdraws or suspends participation in the 2011 ESPP or terminates employment before the purchase date in accordance with the terms of the 2011 ESPP, the option will be exercised automatically for the purchase of the full number of shares subject to the option.

No fractional shares will be issued under the 2011 ESPP; any payroll deductions remaining in a participant’s account which are less than the amount required to purchase one share of common stock will be used to purchase shares in the next purchase period (unless the participant has withdrawn as to future periods).  During a participant’s lifetime, options to purchase shares may be exercised only by the participant.

A participant may withdraw all (but not less than all) of the payroll deductions credited to his or her account and not yet used to purchase shares under the 2011 ESPP at any time upon notice to the Company as provided in the 2011 ESPP.  Upon termination of a participant’s employment with the Company and all designated subsidiaries for any reason (including the participant’s death) during a purchase period, the participant’s participation in the plan and his or her option to purchase shares will terminate automatically, and all of the payroll deductions credited to his or her account and not yet used to purchase shares under the 2011 ESPP will be returned to the participant (or his or her beneficiary designated under the 2011 ESPP).  The Committee may establish additional rules related to termination of employment as it relates to the 2011 ESPP.

Additional restrictions may apply to the purchase of shares based on the terms of the 2011 ESPP and Section 423 of the Internal Revenue Code (the “Code”).

The Company or any designated subsidiary may withhold from any payment to be made to a participant under the 2011 ESPP applicable withholding amounts and other taxes due in connection with any disposition of shares purchased under the 2011 ESPP.  The Company may use funds received from the sale of common stock under the 2011 ESPP for any corporate purpose.

Participants’ Interest in Option Stock

A participant will have no interest or voting rights in shares of common stock covered by his or her purchase option, or in any dividends declared by the Company in respect of its outstanding common stock, until the option has been exercised.

Designation of Beneficiary; Transferability

A participant may designate a beneficiary to receive any shares and cash from the participant’s account in the event of his or her death in accordance with the terms of the 2011 ESPP.  Neither payroll deductions credited to a participant’s account nor any right to exercise an option under the 2011 ESPP may be assigned, transferred, pledged or otherwise disposed of by the participant except by will or by the laws of descent and distribution.

Adjustments for Certain Events; Dissolution or Liquidation; Merger or Sale of the Company

The Committee will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the 2011 ESPP and to outstanding awards to reflect a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock or other extraordinary corporate event which affects the common stock in order to prevent dilution or enlargement of the rights of participants.  In the event of a proposed dissolution or liquidation of the Company during a purchase period, or the proposed sale of substantially all of the Company’s assets or merger of the Company with or into another entity, the Committee will establish a new purchase termination date to occur immediately before such dissolution, liquidation, sale or merger.  The Committee will notify participants that their purchase options will be exercised automatically on such new purchase termination date unless they withdraw from the purchase period before such date.

Amendment and Termination of the 2011 ESPP

Subject to any applicable law or government regulation, to any requirement that must be satisfied for purposes of Section 423 of the Code and to the rules of the NYSE Amex, the 2011 ESPP may be amended, modified or terminated by our board of directors without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (1) increase the maximum number of shares that may be issued under the 2011 ESPP other than in connection with certain extraordinary corporate events as described above, or (2) change the class of employees eligible to participate in the 2011 ESPP.  No modification, amendment or termination of the 2011 ESPP that would materially adversely affect a participant will be effective without the consent of the affected participant.

Term of the 2011 ESPP

The 2011 ESPP was adopted by the board of directors on August 23, 2011 and will become effective as of October 1, 2011, subject to approval by the Company’s stockholders.  The 2011 ESPP will continue for a term of 10 years after the effective date unless sooner terminated by the board of directors in accordance with the terms of the 2011 ESPP.

Certain Federal Tax Aspects of the 2011 ESPP

The following summary describes the federal income tax treatment associated with options awarded under the 2011 ESPP. The summary is based on the law as in effect on December 1, 2011.  The summary does not discuss state, local or non-U.S. tax consequences.  The Company does not intend for the summary to constitute tax advice to any recipient of an award under the 2011 ESPP or to any other person.  Each individual should seek tax advice with respect to the consequences of participating in the 2011 ESPP from his or her personal tax advisor.

The 2011 ESPP is not qualified under Section 401 of the Code but is intended to be a qualified employee stock purchase plan under Section 423 of the Code.  An employee pays no tax when the employee enrolls in the 2011 ESPP, when the employee purchases shares of common stock pursuant to the 2011 ESPP or when the employee receives shares of common stock.

Employees will, however, have a taxable gain or loss when they sell or dispose of shares purchased through the 2011 ESPP.  If an employee disposes of such shares within two years from the date of grant of the option or within one year from the date the purchase of such shares (a “disqualifying disposition”), then the excess of the fair market value of the shares on the purchase date over the purchase price will be taxed as ordinary income.  The amount of such difference will be added to the basis of the shares for the purpose of determining the amount of gain or loss upon such disposition, and such gain or loss will be long or short-term capital gain or loss for income tax purposes depending upon how long such shares were held.  The Company will be entitled to a deduction from income in an amount equal to the ordinary income reported by the employee arising from a disqualifying disposition.

If an employee sells the stock after the holding period described above, then the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the purchase price and (ii) the excess of the amount realized over the purchase price will be treated as ordinary income and the balance of the employee’s gain, if any, will be long term capital gain.  The Company will not be entitled to a deduction from income in an amount equal to the ordinary income reported by the employee.

The discussion above is only a summary of federal (and not state and local) income consequences to the Company and participating employees.  The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or to the Company.  The provisions of the Code and regulations thereunder relating to these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

Registration with the SEC

If the 2011 ESPP is approved by the stockholders, pursuant to the Securities Act of 1933, IEC will file a Registration Statement with the SEC covering the shares of common stock authorized for issuance under the 2011 ESPP.  The Company will not be obligated to issue shares of common stock under the 2011 ESPP unless the exercise of the option and issuance and delivery of shares pursuant thereto comply with applicable law, including without limitation the federal securities laws and the requirements of the NYSE Amex.

New Plan Benefits

Because benefits under the 2011 ESPP depend on participants’ elections to participate and the fair market value of the common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees if the 2011 ESPP is approved by the stockholders.  Non-employee directors are not eligible to participate in the 2011 ESPP.  The closing price of the Company’s common stock on the NYSE Amex on December 8, 2011 was $4.95 per share.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is needed to approve the 2011 ESPP.  Under Delaware law, an abstention will have the same legal effect as a vote against approval of the 2011 ESPP, and broker non-votes will have no effect on the outcome of the vote.

Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the 2011 ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our chief executive officer and our two other most highly compensated executive officers (collectively, the “named executive officers”) during Fiscal 2011.

•	W. Barry Gilbert – Chairman and Chief Executive Officer
•	Jeffrey T. Schlarbaum – President
•	Donald S. Doody – Executive Vice President of Operations

General Information

The following discussion provides a summary of our compensation policies and compensation decisions made with respect to our named executive officers.

Objective of Our Compensation Program

The goal of our executive compensation program is to support the attainment of our long and short-term strategic and financial objectives, thereby aligning the interests of the Company’s executives with the interests of stockholders.  Our executive compensation program is intended to provide a competitive program that enables us to attract, motivate, and retain the key executives required to enhance stockholder value.

The Company’s Approval and Decision Making Process

The compensation committee (“Committee”) of the board approves and recommends to the full board all compensation decisions regarding our directors and chief executive officer and reviews and approves all compensation decisions regarding our other named executive officers.  The Committee generally approves equity awards for the Company’s other employees, although the Committee from time to time has delegated to the Company’s chief executive officer the authority to award at his discretion up to a specified number of stock options or restricted shares to non-executive employees for special performance or recruitment to the Company.  In Fiscal 2011, an aggregate of 78,000 options were granted to key new hires and to key employees and an aggregate of 184,958 shares of restricted stock were issued to key employees, including members of the senior management team.

In order to maintain market competitiveness the Committee periodically reviews relevant competitive data provided by third party compensation professionals for the purpose of ensuring the compensation structure is designed to achieve the stated objectives.  In Fiscal 2010, the Company engaged Grahall Partners LLC (“Grahall”), a leading provider of compensation consulting services and survey data, to assist the Committee in reviewing total compensation for our named executive officers and other key employees.  Services included an executive compensation review and presentation of an overview of executive compensation trends and developments to the Committee (the “2010 Report”).  During Fiscal 2010, the Committee also reviewed with Grahall certain data regarding director compensation.  No further assessment regarding executive or director compensation was conducted by Grahall in Fiscal 2011.

Compensation of the Executives

The compensation program for the named executive officers consists of the following elements:

•	Base salary compensation;

•	Annual cash incentive compensation;
•	Long-term equity incentive compensation; and
•	Perquisites and other personal benefits.

Our named executive officers are also entitled to participate in a deferred compensation plan and a 401(k) savings plan, both described below.

Base Salary Compensation

Base salaries are used to provide a fixed amount of compensation for the named executive officer’s regular work.  The salaries of the named executive officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities.  Salary ranges have been developed for each position using internal comparability and external market data collected through Grahall.  The ranges are based on the responsibilities and scope of each position and experience, skills, and leadership capabilities required to perform each position.

For the named executive officers, other than the chief executive officer, the chief executive officer prepares a salary recommendation following a review of individual performance, competitive market data, and affordability for the Company.  The recommendation is presented to the Committee.  The Committee relies in part on the chief executive officer’s evaluation of each other named executive officer’s performance in deciding whether to make an adjustment to each executive’s salary in a given year.  In the case of a change in role, careful consideration is given to the new responsibilities, external pay practices and internal peer comparisons, in addition to past performance and experience.

All compensation changes are typically effective on January 1 of each year.  With respect to the base salary of the chief executive officer, the board considers individual and Company performance, as well as external market practices, prior to recommending any changes.  In Fiscal 2011, the CEO’s salary was increased from $280,000 to $296,800, or 6%.  Base salary increases for our other named executive officers varied from 2.9% to 5%.  The increases were determined by the Committee based upon the factors discussed above, competitive conditions, and the Committee’s view of each officer’s duties, responsibilities and performance.  Base salary increases in Fiscal 2011 were based upon Fiscal 2010 performance and became effective January 1, 2011 for Messrs. Doody and Schlarbaum, and November 1, 2010 for Mr. Gilbert.

Annual Cash Incentive Awards

Our named executive officers may be awarded annual cash bonuses under our annual management incentive plan (“MIP”).  The MIP rewards executives and management for overall Company performance with respect to increases in revenue and net income before tax and incentive, and improved cash flow.  The incentive bonuses are generally granted based on a percentage of each named executive officer’s base salary earned during the fiscal year.  We believe this variable performance plan aligns the interests of our named executive officers with our stockholders’ interest in improving the financial strength of the Company as it continues to grow.

The following table sets forth the Fiscal 2011 performance targets and payout amounts (as a percentage of targeted bonus) for the named executive officers, at the threshold, targeted and maximum performance levels.  The threshold award level must be exceeded after taking into consideration the impact of the payment of any bonus under the MIP before there can be any payout.

		Entry Threshold		Target		Maximum
Component	Weight	Goal	Payout	Goal	Payout	Goal	Payout
Revenue (in thousands)	40%	$105,000	4.0%	$117,400	40%	$127,000	80%
NIBT & Incentive	35%	$7,490	3.5%	$9,719	35%	$11,745	70%
Cash Flow (repayment of funded debt)	25%	$8,000	2.5%	$8,000	25%	$9,500	50%
Total Potential	100%		10%		100%		200%

The actual cash incentive award is determined by the Committee by comparing each named executive officer’s level of achievement against his individual financial and strategic performance objectives and as a result may be less than or greater than the target bonus amount.  In determining eligibility for cash incentive awards based upon Fiscal 2011 performance, the Compensation Committee disregarded the effects of the Southern California Braiding, Inc. (“SCB”) acquisition that was concluded in December, 2010.  The cash incentive award actually paid to W. Barry Gilbert, Chairman and CEO, also included $281,250 earned under the Stock Performance Incentive payment provisions of his Employment Agreement for the listing of IEC shares on the NYSE Amex and achievement of certain share price thresholds thereafter.

Additionally, for Fiscal 2011 named executive officers were eligible for cash bonuses under an incentive compensation plan related to revenue and net income before taxes and incentives of SCB (“SCB Incentive”).  The following table sets forth the Fiscal 2011 performance targets and payout amounts (as a percentage of targeted bonus) for the named executive officers, at the threshold, targeted and maximum performance levels for the SCB Incentive:

		Entry Threshold		Target		Maximum
Component	Weight	Goal	Payout	Goal	Payout	Goal	Payout
Revenue (thousands)	70%	$14,000	7%	$16,000	70%	$18,000	140%
NIBT & Incentive (thousands)	30%	$2,890	3%	$3,630	30%	$4,660	60%
Total Potential	100%		10%		100%		200%

The threshold award level for the SCB Incentive must be exceeded before there can be any payout.  50% of any earned incentive is paid 15 days after receipt of the audited financial statements provided the named executive officer is employed at that time, and the remaining 50% is paid only if SCB maintains an $18 million threshold level of sales and a $4 million threshold level of net income before taxes and incentives for Fiscal 2012.  Because the thresholds for the SCB Incentive were not met in Fiscal 2011, there will be no payout to the named executive officers under the SCB Incentive.

The actual cash incentive awards paid to our named executive officers for Fiscal 2010 and Fiscal 2011 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 23.

Long-Term Equity Incentive Awards

Equity-based compensation and ownership is intended to ensure that our named executive officers and other key employees have a continuing investment in the long-term success of the Company.  The Committee believes that stock options and other methods of equity-based incentive compensation, such as restricted stock, are critical in motivating the long-term creation of stockholder value and in retaining key employees.  For Fiscal 2011, all equity-based compensation awarded to our named executive officers was awarded under the Company’s 2001 Stock Option and Incentive Plan (the “2001 Plan”), which is a stockholder approved plan.

At the Company’s 2011 annual meeting of stockholders, the Company’s stockholders approved the 2010 Omnibus Incentive Compensation Plan (the “2010 Plan”).  All awards of equity-based incentive compensation awarded after December 12, 2011 will be awarded under the 2010 Plan.

In Fiscal 2009, the Committee and Board approved a new long-term incentive strategy pursuant to which the named executive officers and certain other executives and key employees will be eligible to receive restricted shares and/or stock options, at the discretion of the Committee, based upon the achievement of certain pre-established performance goals.  Prior to Fiscal 2009, long-term incentive compensation consisted of stock options only.

The following table sets forth the Fiscal 2011 performance targets at the threshold, target and maximum levels.  Each performance target is weighted equally.  The Compensation Committee has determined that $1.1 million of income recorded in Fiscal 2011 associated with estimated contingent consideration held in escrow related to the SCB acquisition, that may be returned to IEC, will not be included in determining whether the Net Income Before Tax threshold and targets are met.

Component	Threshold	Target	Maximum
Net Income Before Tax	$7,400,000	$9,221,000	$9,500,000
Return on Sales	6.75%	7.50%	8.25%

To the extent the performance targets are achieved, the dollar value of an award, equal to a predetermined percentage of the recipient’s base salary, will be calculated for each recipient.  The number of restricted shares or the number of options to be awarded to a recipient will be based upon the value of a recipient’s award divided by the average closing price of the Company’s common stock on the NYSE Amex for the 90 days prior to September 30, 2011.

Any restricted share awards granted prior to October 2011 are subject to a four-year period of restriction, during which period the unvested restricted shares may not be sold or otherwise transferred.  The restrictions will lapse as follows: 50% of the shares after three years from the date the restricted shares are awarded and 50% of the shares after four years from the date the restricted shares are awarded.  Any restricted share awards granted after October 1, 2011 will be subject to a five-year period of restriction, and those restrictions will lapse with respect to 50% of the shares after four years from the date the restricted shares are awarded and 50% of the shares after five years from the date the restricted shares are awarded.

Because equity awards under the 2001 Plan and the 2010 Plan are based on prior year’s performance, they are not granted until after the end of the fiscal year and the completion of our audited financial statements.  Therefore, they are not reflected in any of the compensation tables in this proxy statement and they will be included in the compensation tables for Fiscal 2012.  The restricted share awards included in the Executive Officer Compensation Tables section that follows this section reflect awards for performance in Fiscal 2010 and granted in November 2010 as well as shares awarded to Mr. Schlarbaum and Mr. Doody in recognition of their respective October 2010 promotions.

Named Executive Officer	Restricted Share Award
W. Barry Gilbert	27,800
Jeffrey T. Schlarbaum	32,500
Donald S. Doody	21,250

Other than the restricted share awards described above, no options or other equity-based awards were granted to any of the named executive officers in Fiscal 2011.
Perquisites and Personal Benefits

The Company paid $17,373 in premiums in lieu of salary for long term care insurance contracts for Mr. Gilbert and his wife, and $10,149 in premiums with respect to life insurance policies maintained for his benefit.

Deferred Compensation

Effective January 1, 2009, the Company established the IEC Electronics Corp. Management Deferred Compensation Plan (the “Deferred Compensation Plan”) which allows certain designated employees, including the named executive officers, to defer up to 100% of their base salary and up to 100% of any performance-based incentive bonus on a tax-deferred basis.  On the last day of each fiscal quarter, the Company credits the deferred account with interest which is based on the average interest rate paid by the Company during the quarter to its senior lender.  Deferred compensation will be paid to a participant upon separation from service on the date and in the manner elected by the participant in his/her deferred compensation agreement.  If no election is made, the deferred account will be paid out in quarterly installments over ten years beginning January 1 of the year following separation from service.  Deferred amounts may not be withdrawn prior to their payment start date, except to meet an “unforeseeable financial emergency” (in the Committee’s discretion) or in the event of a change in control of the Company.  Payments to “key employees” as defined under the Federal tax laws are delayed at least six months after termination of employment.  During Fiscal 2011, only Mr. Gilbert elected to defer a portion of his compensation.  Amounts deferred by Mr. Gilbert are included in the Summary Compensation Table but were deducted from the Company’s cash salary payments to him and deferred by him pursuant to the Deferred Compensation Plan.

Retirement Benefits

All employees, including our named executive officers, are eligible to participate in the Company’s 401(k) Employee Savings Plan (“Savings Plan”).  The Savings Plan is a defined contribution tax-qualified retirement savings plan pursuant to which employees are able to contribute a portion of their eligible cash compensation to the Savings Plan. The Company matches up to 1.5% of contributions made by participating employees of our IEC Electronics Corp – Albuquerque subsidiary (formerly known as General Technology Corporation).  None of our named executive officers is covered by a pension plan.

Executive Officer Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for Fiscal 2011 and Fiscal 2010.  More detailed information is presented in the other tables and in the footnotes to the tables.

Name & Principal Position	Year	Salary(1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total ($)
W. Barry Gilbert,	2011	$298,455	$161,240	$530,577	$29,085	$1,019,357
Chairman & CEO	2010	$280,664	$108,579	$163,855	$29,815	$582,913
Jeffrey T. Schlarbaum,	2011	$239,721	$182,500	$182,018	$6,000	$610,239
President	2010	$228,808	$43,200	$81,791	$6,000	$359,799
Donald S. Doody,	2011	$194,869	$120,200	$152,086		$467,155
Executive VP of Operations	2010	$185,846	$36,720	$61,168		$283,734

(1)
The “Salary” column reflects the base salary for each of our named executive officers for the fiscal year.  The amounts shown include any portion of base salary deferred and contributed by the named executive officer to our Deferred Compensation Plan.

(2)
Pursuant to the 2010 Plan, restricted share awards were granted to the named executive officers in Fiscal 2011 based upon the achievement of certain performance targets in Fiscal 2010.  Mr. Gilbert was awarded 27,800 restricted shares; Mr. Schlarbaum was awarded 22,500 restricted shares and Mr. Doody was awarded 14,000 restricted shares.  Also included in this column are 10,000 restricted shares awarded to Mr. Schlarbaum and 7,500 restricted shares awarded to Mr. Doody in recognition of their respective October 2010 promotions. Awards related to Fiscal 2011 have not yet been determined by the Compensation Committee.  The amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC 718.  Under ASC 718, the fair value of such stock awards is determined as of the date of grant using the closing market price of common stock on the date of grant.  The assumptions used for the valuations are set forth in Note 1 (Our Business and Significant Accounting Policies) and in Note 10 (Stock-Based Compensation) to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.  These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the named executive officers and do not represent actual cash compensation paid to the recipient.  Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

(3)
The amounts shown reflect cash amounts paid under our MIP for services performed in Fiscal 2010 and Fiscal 2011.  Payouts were determined by our board, in the case of Mr. Gilbert, and by the compensation committee, in the case of the other named executive officers, in November 2010 and December 2011, respectively, and paid shortly thereafter.  The amounts shown include any portions of such payments deferred and contributed by our named executive officers to our Management Deferred Compensation Plan.  For Fiscal 2011, the amount shown for Mr. Gilbert includes $281,250 earned under the Stock Performance Incentive payment provisions of his Employment Agreement for the listing of IEC shares on the NYSE Amex and achievement of certain price thresholds thereafter.  For additional information about our MIP, see “Compensation of Named Executive Officers and Directors – General Information”, and for additional information about Mr. Gilbert’s Employment Agreement, see “Employment Agreements and Change in Control Agreements” on page 24.

(4)
Amounts shown for Fiscal 2011 include $17,373 in premiums paid in lieu of salary on a long-term care insurance contract for Mr. Gilbert and his wife, in accordance with Section 7702B of the Internal Revenue Code, and $10,149 in insurance premiums paid with respect to policies of life insurance maintained for the benefit of Mr. Gilbert.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning stock options and stock awards held by the named executive officers at September 30, 2011.

	Stock Awards
Name	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (#)(2)
W. Barry Gilbert	50,902	$269,819
Jeffrey T. Schlarbaum	42,500	$225,700
Donald S. Doody	30,000	$156,920

(i)
Stock awards included in the above table reflect restricted share awards granted to the named executive officers in Fiscal 2011 based upon the achievement of certain performance targets in Fiscal 2010 and the promotions of Messrs. Schlarbaum and Doody to their new roles as President and Executive Vice President of Operations, respectively, and were granted under the 2001 Plan.  The awards are subject to a four-year restriction period, during which time the unvested restricted shares cannot be sold or otherwise transferred in any manner.  The shares will vest as follows:  50% each on November 15, 2013 and November 15, 2014, with the exception of 10,000 shares granted to Mr. Schlarbaum and 7,500 shares granted to Mr. Doody, which will vest 50% each on October 1, 2013 and October 1, 2014.  Vesting of all restricted share grants is subject to each such named executive officer continuing to be employed by us on the vesting date.

(ii)
The market value shown was determined by multiplying the number of restricted shares that have not vested by the $5.08 closing market price per share of IEC common stock on September 30, 2011, the last trading day of our fiscal year.

Employment Agreements and Change in Control Agreements

Employment Agreement – W. Barry Gilbert

In April 2009, the Company entered into an Employment Agreement with Mr. Gilbert.  The agreement, as amended on October 1, 2010, provides for Mr. Gilbert’s continued employment as IEC’s Chief Executive Officer until December 31, 2013, or such date as may be mutually agreed between the parties, unless earlier terminated (the “CEO Term”).  In addition, the employment agreement provides that upon the expiration of the CEO Term, the Company will employ Mr. Gilbert as an advisor to the Board for a period terminating on December 31, 2020, unless earlier terminated (the “Advisory Term”).

During the CEO Term, Mr. Gilbert was entitled to receive an annual initial base salary of $275,000, which was subject to annual review for increases, and he was eligible to receive such equity awards as may be determined in the sole discretion of the Board.  In Fiscal 2011, Mr. Gilbert’s base salary was $296,800.  During the Advisory Term, Mr. Gilbert will be entitled to receive an annual compensation of $89,286.

At any time during both the CEO Term and the Advisory Term, Mr. Gilbert is entitled to earn and receive up to three additional cash incentive payments of $125,000 (the “Stock Performance Incentive”), each one payable in the manner described in the employment agreement upon the achievement of certain performance conditions:

(i)	the listing of IEC’s shares on any National Exchange (as defined in the employment agreement);

(ii)
if and when IEC’s Daily Stock Price (as defined in the employment agreement) closes at $2.00 or more greater than the Listing Price (as defined in the employment agreement) for any 20 trading days during any 30 consecutive trading day period; and

(iii)
if and when IEC’s Daily Stock Price (as defined in the employment agreement) closes at $4.00 or more greater than the Listing Price (as defined in the employment agreement) for any 20 trading days during any 30 consecutive trading day period.

Mr. Gilbert has earned the Stock Performance Incentive payment in (i) above, since the Company’s shares have been listed on the NYSE Amex and, accordingly, 25% of the payment ($31,250) was paid to him in each of Fiscal 2009, Fiscal 2010  and Fiscal 2011.  The Fiscal 2010 and Fiscal 2011 payments are included in Mr. Gilbert’s compensation as set forth in the Summary Compensation Table.  The Stock Performance Incentive payments provided for in (ii) and (iii) above were earned in Fiscal 2011, and accordingly included in Mr. Gilbert’s compensation as set forth in the Summary Compensation Table.

During the CEO Term, Mr. Gilbert is eligible to participate in IEC’s incentive plans and programs on the same basis as other senior executives.

During both the CEO Term and the Advisory Term, Mr. Gilbert is eligible to participate in such health and other group insurance and other employee benefit plans on the same basis as other senior executives and the Company will pay the full cost of medical insurance for Mr. Gilbert and his wife.  In addition, subject to certain limitations and conditions, including increase and reductions in face amounts, as set forth in the employment agreement, during both the CEO Term and the Advisory Term, the Company will maintain certain life insurance policies payable to Mr. Gilbert’s estate or designated beneficiary.  At September 30, 2011, the aggregate face value of these policies was $2,150,000, of which $1,400,000 is payable to Mr. Gilbert’s estate or his designated beneficiary.  The remaining $750,000 is payable to the Company.

In addition to the above terms, the employment agreement provides for severance compensation upon termination of Mr. Gilbert’s employment.  Circumstances that would trigger payments or the provision of other benefits include (a) termination during CEO Term by the Company without Cause (as defined in the employment agreement) or by Mr. Gilbert for Good Reason (as defined in the employment agreement) or due to a Change in Control (as defined in the employment agreement); (b) termination by the Company during Advisory Term without Cause or by Mr. Gilbert for Good Reason; (c) termination upon death; (d) termination for Disability (as defined in the employment agreement) during CEO Term; and (e) termination for Disability during Advisory Term.

The employment agreement also contains provisions which are customary for an executive employment agreement of this type.  These include covenants relating to confidentiality, non-competition, non-solicitation of employees, and non-interference with business relationships and apply during the CEO and Advisory Terms and for a period of 36 months thereafter.

If  Mr. Gilbert’s employment is terminated during the CEO Term (i) by the Company without Cause; or (ii) by Mr. Gilbert for Good Reason; or (iii) due to a Change in Control; or (iv) as a result of Disability, Mr. Gilbert would be entitled to receive (a) two times his annual base salary, payable in 24 equal monthly installments; (b) his annual incentive bonus, payable within 60 days of termination; and (c) the value of the lost opportunity to earn the Stock Performance Incentives provided for in his employment agreement payable within 60 days of termination.   In addition, Mr. Gilbert would be entitled to the continuation of medical benefits until age 65 (or until he becomes eligible to receive medical benefits from subsequent employer) and any accrued amounts owing to him.

Messrs. Schlarbaum and Doody

Effective October 1, 2010, the Company entered into Salary Continuation and Non-Competition Agreements with each of Messrs. Schlarbaum and Doody.  Each Agreement provides for at-will employment, and provides for salary continuation payments for one (1) year upon certain terminations of employment.  Circumstances that would trigger payments include: (a) termination by the Company without Cause (as defined in the Agreement); or (b) following a Change in Control (as defined in the Agreement) either by the Company without Cause or by the executive for Good Reason (as defined in the Agreement).

Under each Agreement, the executive has agreed not to (a) disclose confidential information of the Company during or after his employment with the Company; (b) solicit Company customers and employees for 18 months after termination; or (c) directly or indirectly compete with the Company during the term of his employment and for 18 months after termination.

Change in Control

Our 2001 Stock Option and Incentive Plan and our 2010 Omnibus Incentive Compensation Plan, and the stock option and restricted stock award agreements executed thereunder, provide that upon a change in control (as defined in the 2010 Plan), unless the board otherwise determines, all outstanding options and restricted stock will immediately become fully vested and exercisable.

Director Compensation

Cash Compensation Paid to Non-Employee Directors

During Fiscal 2010, the Committee, in conjunction with Grahall, conducted a comprehensive analysis of the compensation package provided to the Company’s non-employee directors.

The following table shows non-employee director compensation as determined by the board upon the recommendation of the compensation committee, effective as of October 1, 2010:

Annual Board Retainer (1)	$24,000, payable in cash or stock
Annual Committee Chair Retainer (1)	$4,000, payable in cash
Board Meeting Fee	$1,000, payable in stock
Reimbursement for expenses incurred in attending board meetings

(1)	Payable quarterly after the end of the quarter.

As indicated in the above table, non-employee directors may elect to receive payment of their annual board retainer and board meeting fees in cash or in shares of the Company’s common stock.

Equity Compensation Paid to Non-Employee Directors

Both our 2001 Plan and our 2010 Plan authorize the granting of non-statutory stock options or restricted shares to non-employee directors in such amounts and at such times as may be determined by the board.  Historically, the compensation committee granted stock options to the non-employee directors at the time of the annual meeting of stockholders.  Effective in Fiscal 2010, the board determined to award restricted shares to the non-employee directors.  At the time of the 2011 annual meeting of stockholders (January 19, 2011), a restricted share award for 2,342 shares was granted to each of the non-employee directors at a market value of $8.54 per share (the closing price of the Company’s common stock on the grant date as reported on the NYSE Amex).  The restrictions will lapse and the shares will vest in three (3) equal installments as follows: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and the balance on the third anniversary of the date of grant.

Director Compensation Table

The following table summarizes the cash and equity compensation for non-employee directors during Fiscal 2011.

Director (1)	Fees Earned or Paid In Cash ($) or Stock (2)	Stock Awards (3)($)	All Other Compensation(4)	Total ($)
Eben S. Moulton (5)	$32,000	$20,000	$72	$52,072
James C. Rowe (5)	$31,000	$20,000	$72	$51,072
Carl E. Sassano (5)	$32,000	$20,000	$72	$52,072
Jerold L. Zimmerman	$28,000	$20,000	$72	$48,072
Amy L. Tait	$28,000	$20,000	$72	$48,072

(1)	W. Barry Gilbert, the Company’s Chairman of the Board, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director.

(2)
The fees set forth in this column reflect compensation paid in cash or in stock to each director in respect of Fiscal 2011 for board retainers, committee chair retainers, and meeting fees. Dr. Zimmerman has elected to receive his annual board retainer in stock; all directors have elected to receive their board meeting fees in stock. The number of shares awarded to a director in payment of the board meeting fee is determined by dividing $1,000 by the closing price of the Company’s common stock on the date of the board meeting.  The number of shares awarded to a director in payment of the quarterly retainer fee is determined by dividing $6,000 by the closing price of the Company’s common stock on the first trading day after the close of the fiscal quarter.

26

(3)	The amounts disclosed in this column represent the fair market value of the restricted shares on the grant date ($8.54 per share) and do not represent actual cash compensation paid to the directors.

(4)
Reflects the dollar value of insurance premiums paid by the Company during Fiscal 2011 in connection with the policy of term life insurance provided to each non-employee director in the amount of $50,000.

(5)	Messrs. Moulton, Rowe and Sassano each receive an annual retainer for serving as Committee Chairs throughout the fiscal year.

Deferred Compensation Plan

Effective January 1, 2009, the board established the IEC Electronics Corp. Board of Directors Deferred Compensation Plan (“Directors Deferred Plan”) which allows the non-employee directors of the Company the opportunity to defer all or part of their cash compensation.  No director elected to participate in the Directors Deferred Plan in Fiscal 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board has adopted a written policy addressing the Company’s procedures with respect to the review, approval and ratification of transactions with related persons that are required to be disclosed pursuant to SEC rules.  The policy provides that any transaction, arrangement or relationship with a “related person” (as defined in the policy) in which the Company participates and in which the related person has or will have a direct or indirect material interest and in which the amount involved is expected to exceed $90,000 in any fiscal year, will be subject to the prior review and approval or ratification by the audit committee.

During Fiscal 2011 and Fiscal 2010, no related person transactions were entered into or proposed that required disclosure pursuant to SEC rules.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment.  Stockholders are requested to date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope.  If you attend the annual meeting, you may revoke your proxy at that time and vote in person, if you wish.  Otherwise your proxy will be voted for you.

By Order of the Board of Directors

Martin S. Weingarten,
Corporate Secretary

DATED:	December 16, 2011
Newark, New York

We will make available at no cost, upon your written request, a copy of our annual report on Form 10-K for the Fiscal Year ended September 30, 2011 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any. Written requests should be made to: Susan E. Topel-Samek, Vice President and Chief Financial Officer, IEC Electronics Corp., 105 Norton Street, Newark, New York 14513.

APPENDIX A

IEC ELECTRONICS CORP.

2011 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

1.01 Purpose.

The purpose of this IEC Electronics Corp. Employee Stock Purchase Plan is to provide employees of IEC Electronics Corp. and its Designated Subsidiaries with an opportunity to purchase shares of common stock of IEC Electronics Corp. through voluntary systematic payroll deductions under a plan that satisfies the requirements of an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.  It is the purpose and policy of this Plan to provide employees with an opportunity to acquire a proprietary interest in the economic interest of the Company and thereby to have an additional incentive to promote its best interests and to remain in its employ.

ARTICLE II

DEFINITIONS

2.01   Account means the account maintained on behalf of each Participant by the Company for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

2.02   Board means the Board of Directors of the Company.

2.03  Code means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereto.

2.04  Committee means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

2.05 Company means IEC Electronics Corp., a corporation organized under the laws of the State of Delaware.

2.06 Compensation includes, and is limited to, base salary, overtime and commissions received by an Employee from the Company or a Designated Subsidiary and includible in the Employee's gross income for federal income tax purposes.  Compensation does not include bonuses, incentive awards, profit-sharing contributions, Company or Designated Subsidiary contributions to Social Security, Company or Designated Subsidiary contributions to the Company's 401(k) Plan, Company or Designated Subsidiary contributions to any other retirement plan or program, expense reimbursements, relocation reimbursements, tuition reimbursements or any other reimbursements, income realized as a result of participation in any stock option, stock purchase or similar plan of the Company or Designated Subsidiary, the value of any other fringe benefits provided at the expense of the Company or Designated Subsidiary, or any other type of compensation not specifically included above.  The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

2.07  Designated Subsidiary means any Subsidiary of the Company or of a Subsidiary that is designated by the Committee from time to time in its sole discretion to be eligible to participate in the Plan.  The group from among which such designations are permitted without additional stockholder approval may include corporations or other entities having become Subsidiaries after the adoption and approval of the Plan.  Only Designated Subsidiaries may participate in of the Plan.  A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee determines that such entity is no longer a Designated Subsidiary; or (ii) when such Designated Subsidiary ceases for any reason to be a Subsidiary.

2.08  Employee means an individual, including an officer, who is an employee of the Company or one of its Designated Subsidiaries for tax purposes.  Individuals classified as independent contractors, consultants, advisors or members of the Board are not considered "Employees".

2.09 Enrollment Period means, with respect to a given Offering Period, that period beginning on the first day of March and September and ending on the last day of March or September during which Employees may elect to participate in order to purchase Stock at the end of that Offering Period in accordance with the terms of this Plan.  The duration and timing of Enrollment Periods may be changed or modified by the Committee.

2.10  Fair Market Value means the value of a share of Stock, determined as follows:  if on the determination date the Stock is listed on the NYSE Amex, or on any other established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the closing price on the principal such exchange or market if there is more than one such exchange or market) on the determination date (or lowest asked prices or between the high and low sale prices on such trading date), or, if no sale of Stock is reported for such trading day, on the last preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange, or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

2.11  Offering Period means the approximately six-month period beginning on the first Trading Day on or after April 1 and October 1 of a calendar year and ending on the last Trading Day in September and March, respectively; provided, however, that the initial six-month period shall begin on the first Trading Day in October, 2011 and end on the last Trading Day in March, 2012.  The duration and timing of Offering Periods may be changed or modified by the Committee.

2.12  Participant means an eligible Employee who has elected to participate in the Plan.

2.13 Plan means this IEC Electronics Corp. 2011 Employee Stock Purchase Plan.

2.14  Purchase Commencement Date means the first Trading Day of each Offering Period.

2.15 Purchase Termination Date means the last Trading Day of each Offering Period.

2.16 Purchase Price means an amount equal to ninety percent (90%) of the Fair Market Value of a share of Stock on the Purchase Termination Date, provided, however, that the Board may change the designated percentage with respect to any future Offering Period, but not to below eighty-five percent (85%).

2.17 Reserves means the number of shares of Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but which have not yet become subject to options.

2.18 Stock means the Company's common stock $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11.06.

2.19 Subsidiary means any corporation or other entity (other than the Company) in an unbroken chain of corporations beginning with the Company that satisfies the requirements of Section 424(f) of the Code and applicable regulations and other guidance issued thereunder whether or not such Corporation now exists or hereafter organized or acquired by the Company or a Subsidiary.

2.20 Trading Day means a day on which U.S. national stock exchanges and the NASDAQ System are open for trading and the Stock is being publicly traded on one or more of such markets.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01 Initial Eligibility.

Any Employee employed by the Company or a Designated Subsidiary on a Purchase Commencement Date shall be eligible to participate in the Plan.  All Employees working for the Company or a Designated Subsidiary may participate in the Plan except as otherwise provided herein.

3.02 Restrictions on Participation.

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan to the extent that:

(a)         immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined under the rules of Section 424(d) of the Code); or

(b)         his or her rights to purchase stock under this Plan and any other employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value of the Stock (determined at the time such option is granted) in the aggregate for each calendar year in which such option is outstanding.

ARTICLE IV

OFFERING PERIODS

4.01 Semi-Annual Offerings.

The Plan shall be implemented by consecutive Offering Periods of six (6) months duration with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 of each calendar year and terminating on the last Trading Day of September and March, respectively; provided, however, that the first Offering Period shall begin on the first Trading Day of October, 2011 and end on the last Trading Day of March, 2012. The Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

ARTICLE V

PARTICIPATION

5.01 An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the designated human resources person of the Company during the Enrollment Period before the applicable Purchase Commencement Date.

5.02 Payroll deductions for a Participant shall commence on the first payroll date occurring on or after the applicable Purchase Commencement Date and shall end on the last payroll date occurring on or before the Purchase Termination Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8.01 hereof.

5.03 Upon becoming a Participant in the Plan, the Employee shall be bound by the terms of this Plan, including any amendments hereto.

ARTICLE VI

PAYROLL DEDUCTIONS

6.01 Amount of Deduction.

A participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage of his or her Compensation received for the payroll period (e.g. 1%, 2%, etc.), subject to the limitations of Section 3.02, provided that the maximum amount of payroll deductions may not exceed the greater of (i) a specified maximum percentage of his or her Compensation for each payroll period as may be designated from time to time by the Committee (which shall initially be ten percent (10%)); and (ii) $22,500 for each calendar year. The Committee in its discretion, may increase and decrease the maximum percentage amount (but not the maximum dollar amount) contemplated under the immediately preceding sentence without formally amending the Plan; provided, however, that the maximum percentage amount shall be a uniform percentage of Compensation for all Participants.

6.02  Participant's Account.

An individual Account shall be maintained by the Company for each Participant in the Plan. All payroll deductions made for a Participant shall be credited to his or her Account. A Participant may not make any separate cash payment into such Account.  A Participant's Account shall be only a bookkeeping account maintained by the Company, and neither the Company nor any Designated Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant's Account.  Except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of accumulated payroll deductions shall be carried over with respect to any Participant from the end of one Offering Period to the beginning of another.  No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a Participant's Account.

6.03  Changes in Payroll Deductions.

(a)       During an Offering Period, a Participant may not make any increases or decreases to the rate of his or her payroll deductions.  A Participant may change the payroll deduction rate for subsequent Offering Periods by providing new written instructions to the Company.

(b)       Notwithstanding subsection (a) above, a Participant may elect to withdraw from his or her participation in the Plan at any time. An election to withdraw from participation shall become effective as soon as administratively feasible following the date such written election is received by the Company and shall remain in effect for successive Offering Periods until the participant provides new written instructions to the Company. A Participant who withdraws from participation during an Offering Period may not participate in the Plan until the next Offering Period.

(c)       Notwithstanding subsection (a) above, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3.02 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.  In such event, payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant, as provided in Section 8.01 hereof.

ARTICLE VII

GRANT AND EXERCISE OF OPTION

7.01 Number of Option Shares.

On the Purchase Commencement Date of each Offering Period, each Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on the Purchase Termination Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Stock determined by dividing such Employee's payroll deductions credited to his or her Account as of the Purchase Termination Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.02 and 9.01.  Exercise of the option shall occur as provided in Section 7.02, unless the Participant has withdrawn the amount credited to his or her Account .upon withdrawal from the Plan pursuant to Section 8.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 8.02. To the extent not exercised, the option shall expire on the last day of the Offering Period.

7.02 Automatic Purchase.

A Participant's option for the purchase of shares shall be exercised automatically on the Purchase Termination Date, and the maximum number of whole shares of Stock subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account.

7.03  Fractional Shares.

No fractional shares of Stock shall be purchased.  Any payroll deductions remaining in a Participant's Account which are not sufficient to purchase a full share of Stock on a Purchase Termination Date shall be retained in the Participant's Account for the subsequent Offering Period unless the Participant has withdrawn as to future Offering Periods, in which case such cash shall be returned to said Participant.  Any other amounts left over in a Participant's Account after a Purchase Termination Date shall be returned to the Participant.

7.04 Transferability of Option.

During a Participant's lifetime, a Participant's option to purchase shares of Stock hereunder shall be exercisable only by that Participant.

7.05 Delivery of Shares.

As promptly as practicable after each Purchase Termination Date of each Offering Period, the Company shall cause the number of shares of Stock purchased by each Participant to be registered on the stock transfer records of the Company in the name of the Participant (or in the name of his or her spouse, as designated by the Participant in his or her subscription agreement) and shall arrange for the delivery to each Participant of a certificate representing the number of full shares of Stock purchased upon exercise of his or her option.  The Committee may permit or require that the shares of Stock be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer.  The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying disposition of such shares of Stock.

ARTICLE VIII

WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT

8.01 Withdrawal from Plan Participation.

(a)   A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Account and not yet used to exercise his or her option under the Plan at any time on or before thirty (30) calendar days before the Purchase Termination Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company.  All of the Participant's payroll deductions credited to his or her Account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares of Stock shall be made for such Offering Period.  If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement.

(b)   A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

8.02 Termination of Employment.

Upon a Participant's termination of employment with the Company and all Designated Subsidiaries for any reason (including termination because of the Participant's death), prior to the expiration of the Offering Period, the Participant's participation in the Plan and his or her option shall be automatically terminated and all payroll deductions credited to such participant's Account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 11.01.  Whether a termination of employment has occurred shall be determined by the Committee.  The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Subsidiaries and the Company, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

ARTICLE IX

STOCK

9.01 Maximum Number of Shares.

The maximum number of shares of Stock which may be issued under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.06.

Notwithstanding the foregoing sentence and subject to adjustment as set forth in Section 11.06, the maximum number of shares of Stock that may be purchased by all Participants in any Offering Period shall not exceed 25,000 shares.  If, on a given Purchase Termination Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rate allocation of the shares of Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

9.02  Participant's Interest in Option Stock.

The Participant will have no interest or voting rights in shares of Stock covered by his or her option or in any dividends declared by the Company in respect of its outstanding common stock until such option has been exercised.

9.03  Shares of Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or  her spouse, as designated by the Participant.

ARTICLE X

ADMINISTRATION

10.01 Authority of the Committee.

(a)   The Plan shall be administered by the Compensation Committee of the Board. Subject to the express provisions of the Plan, the Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be final and conclusive. The Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company in which case any references in this Plan to the Committee shall also refer to such delegate.

(b)   The provisions of the Plan intended to be subject to Code Section 423 shall be construed in a manner consistent with the requirements of that Code Section. The Committee shall have the discretion to determine whether a Subsidiary shall be a Designated Subsidiary participating in the Plan.  Additionally, the Committee shall have discretion to adopt rules regarding Plan administration to conform to local laws or to enable eligible employees of the Company and Designated Subsidiaries to participate in the Plan.

10.02 Rules Governing the Administration of the Committee.

The Committee shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

10.03 Indemnification.

Members of the Committee, and any officer or employee of the Company acting at the direction, or on behalf, of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

10.04 Administrative Costs.

The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company.

ARTICLE XI

MISCELLANEOUS

11.01 Designation of Beneficiary.

(a)   A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Termination Date on which the option is exercised, but before delivery to such Participant of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death before exercise of the option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)   Such designation of beneficiary may be changed by the Participant at any time by written notice.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the estate of the Participant.

11.02 Transferability.

Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution as provided in Section 11.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

11.03 Withholding.

The Company or any Designated Subsidiary is authorized to withhold from any payment to be made to a Participant withholding amounts and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a Participant's exercise of an option or disposition of shares acquired under the Plan, the Company may require the Participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the Participant's Account.  In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may he entitled with respect to the Plan.

11.04 Use of Funds.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

11.05 Reports.

Statements of Account shall be given to each Participant at least semi-annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Committee.

11.06	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)  Changes in Capitalization. The Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive on all parties.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Termination Date (the "New Purchase Termination Date"), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee.  The New Purchase Termination Date shall be before the date of the Company's proposed dissolution or liquidation.  The Committee shall notify each Participant in writing at least ten (10) business days before the New Purchase Termination Date, that the Purchase Termination Date for the Participant's option has been changed to the New Purchase Termination Date and that the Participant's option shall be exercised automatically on the New Purchase Termination Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8.01 hereof.

(c)  Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee shall shorten the Offering Period then in progress by setting a new Purchase Termination Date (the "New Purchase Termination Date"). The New Purchase Termination  Date shall be before the date of the Company's proposed asset sale or merger. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Termination Date, that the Purchase Termination Date for the Participant's purchase has been changed to the New Purchase Termination Date and that the Participant's option shall be exercised automatically on the New Purchase Termination Date, unless prior to such date the Participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 8.01 or such amount has been distributed to the participant upon termination of employment pursuant to Section 8.02.

11.07 Amendment and Termination.

Subject to any applicable law or government regulation, to any requirement that must be satisfied for purposes of Section 423 of the Code and to the rules of the NYSE Amex or any successor exchange or quotation system on which the Stock may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of shares of Stock that may be issued under the Plan; provided, however, that any adjustment under Section 11.06(a) shall not constitute an increase for purposes of this Section 11.07; or (ii) change the class of employees eligible to participate in the Plan.  Any other amendment to the Plan may be made by either the Board or the Committee.  No amendment, modification or termination of the Plan may, without the consent of the Participant then having an option under the Plan to purchase Stock, materially and adversely affect the rights of such Participant under such option.

11.08 No Employment.

The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Designated Subsidiary, and it shall not be deemed to interfere in any way with the Company's or Designated Subsidiary's right to terminate, or otherwise modify, an employee's employment at any time.

11.09 Notices.

All notices or other communications by a Participant to the Company shall be deemed to have been duly given when received in the manner and form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

11.10 Elections.

All elections and notices made by a participant to the Company may be made telephonically or electronically in accordance with procedures established by the Committee and the Company.

11.11 Conditions Upon Issuance of Shares.

The Company shall not be obligated to issue shares of Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

11.12 Effect of Plan.

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

11.13 Effective Date; Term.

The Plan was adopted by the Board of Directors on August 23, 2011 and shall become effective as of October 1, 2011, subject to approval by the Company's stockholders, provided that such approval is received within twelve (12) months after its adoption by the Board.  Once effective, the Plan shall continue for a term of ten (10) years after the Effective Date unless sooner terminated by the Board pursuant to Section 11.07 hereof.  If the Plan is not so approved, the Plan shall not become effective.

11.14 Governing Law.

The laws of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

□ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
ANNUAL MEETING OF STOCKHOLDERS	IEC ELECTRONICS CORP.
WEDNESDAY, FEBRUARY 1, 2012
	1. Election of six (6) directors	For	Withhold	For All Except
		□	□	□

The undersigned, revoking all prior proxies, hereby appoints W. Barry Gilbert and Eben S. Moulton, and either one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Stock of IEC Electronics Corp. (the “Company”) of the undersigned, as if the undersigned were personally present and voting at the Company’s Annual Meeting of Stockholders to be held at the office of the Company, 105 Norton Street, Newark, New York on February 1, 2012 at 9:00 a.m. (the “Annual Meeting”), and at any and all adjournments and postponements thereof, upon the matters specified below and, in their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of nominees for director, and FOR proposals 2 and 3.

01 W. Barry Gilbert	02 Eben S. Moulton
03 James C. Rowe	04 Carl E. Sassano
05 Amy L. Tait	06 Jerold L. Zimmerman

INSTRUCTION: To withhold authority to vote for any individual nominees, mark “For All Except” and write the name or number of the nominee(s) in the space provided below.

2. Proposal to ratify the selection of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm.	For Against Abstain □ □ □

3. Proposal to approve 2011 Employee Stock Purchase Plan.	For Against Abstain □ □ □

4. In their discretion, transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY STATEMENT, FOR THE PROPOSAL TO RATIFY THE SELECTION OF EFP ROTENBERG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR THE PROPOSAL TO APPROVE THE 2011 EMPLOYEE STOCK PURCHASE PLAN.

Please be sure to sign and date this Proxy in the box below:
Date:
Signature:

Detach above card, sign, date and mail in postage paid envelope provided.

IEC ELECTRONICS CORP.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  IMPORTANT:  Sign the Proxy exactly as your name or names appear on your Common Stock certificate; in the case of Common Stock held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date and return this Proxy promptly in the enclosed envelope.